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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                            WITH RESPECT TO FORM S-8

As independent public accountants with respect to Chicago Bridge & Iron Company N.V. and Subsidiaries, we hereby consent to the incorporation of our reports addressed to the Shareholders and the Supervisory Board of Chicago Bridge & Iron Company N.V. in respect of the December 31, 1998 and 1997 consolidated balance sheets, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years ended December 31, 1998, incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 333-24443, 333-24445, 333-33199 and 333-39975).

It should be noted that we have not made an examination of any financial statements of Chicago Bridge & Iron Company N.V. and Subsidiaries as of any date or for any period subsequent to December 31, 1998, the date of the latest financial statements covered by our report.


/s/ Arthur Andersen
--------------------------
Amsterdam, The Netherlands
March 30, 1999


          REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON THE SUPPLEMENTAL
                 SCHEDULE TO CONSOLIDATED FINANCIAL STATEMENTS

To the Shareholders and the Supervisory Board of Chicago Bridge & Iron Company
N.V.:

We have audited in accordance with generally accepted auditing standards in the United States the consolidated financial statements of CHICAGO BRIDGE & IRON COMPANY N.V. (a Netherlands corporation) and SUBSIDIARIES, the business of which was formerly operated by CHICAGO BRIDGE & IRON COMPANY (a Delaware corporation) and SUBSIDIARIES, included in the Company's 1998 Annual Report to Shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated February 10, 1999. Our audit was conducted for the purpose of forming an opinion on those statements taken as a whole. Supplemental Schedule V. (the "Schedule") to the consolidated financial statements included on page 19 of this Form 10-K is the responsibility of the Company's management. The Schedule is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The Schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Arthur Andersen
--------------------------
Amsterdam, The Netherlands
February 10, 1999